Exhibit 99.1

TTEC Announces Second Quarter 2025

Financial Results

Second Quarter 2025

Revenue was $513.6 Million

Net Loss was $6.7 Million or negative 1.3 Percent of Revenue

(Net Income of $10.6 Million or 2.1 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $51.8 Million or 10.1 Percent of Revenue

Updates Revenue Outlook for Full Year 2025

AUSTIN, August 7, 2025 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the second quarter ended June 30, 2025.

“We are pleased with our financial results for the second quarter and first half of the year and are on our way to bringing TTEC back to our historic growth rates and profitability. Our leadership team is delivering on our transformation with consistent improvements in growth and margins. With our digital-first approach, we continue to attract new marquee clients as we grow with our embedded base,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

“As the market continues to evolve with AI innovations, we are designing and delivering complex transformational digital solutions that align with the rapidly changing CX landscape. Our teams are deploying AI throughout our entire organization and working externally with our clients to deliver the right balance between human interaction and AI automation. We are transforming our clients’ end-to-end customer experiences by leading with AI and data driven solutions and continue to deepen our partnerships with the leading CX technology players. This approach is delivering for our clients as evidenced in our increased full-year 2025 revenue guidance,” Tuchman concluded.

SECOND QUARTER 2025 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2025 GAAP revenue was $513.6 million, a 3.8 percent decrease compared to $534.1 million in the prior year.

•	Foreign exchange had a $2.4 million positive impact on revenue in the second quarter of 2025.

Income from Operations

•	Second quarter 2025 GAAP income from operations was $18.9 million, or 3.7 percent of revenue, compared to a loss from operations of $224.4 million, or a negative 42.0 percent of revenue in the prior year, primarily related to non-cash impairment charges in the TTEC Engage reporting unit.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $36.8 million, or 7.2 percent of revenue, compared to $29.5 million, or 5.5 percent of revenue in the prior year.

•	Foreign exchange had a $1.5 million positive impact on Non-GAAP income from operations in the second quarter of 2025.

Adjusted EBITDA

•	Second quarter 2025 Non-GAAP Adjusted EBITDA was $51.8 million, or 10.1 percent of revenue, compared to $46.2 million, or 8.7 percent of revenue in the prior year.

Earnings Per Share

•	Second quarter 2025 GAAP fully diluted net loss per share was $0.14 compared to net loss per share of $6.24 in the prior year.

•	Non-GAAP fully diluted earnings per share was $0.22 compared to $0.14 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the second quarter of 2025 was $92.7 million compared to $49.3 million for the second quarter of 2024.

•	Free cash flow in the second quarter of 2025 was $85.5 million compared to $35.1 million for the second quarter of 2024.

•	Capital expenditures in the second quarter of 2025 were $7.2 million compared to $14.2 million for the second quarter of 2024.

•	As of June 30, 2025, TTEC had cash and cash equivalents of $82.6 million and debt of $886.3 million, resulting in a net debt position of $803.7 million. This compares to a net debt position of $853.4 million for the same period 2024.

•	As of June 30, 2025, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $270 million compared to approximately $100 million for the same period 2024.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2025 GAAP revenue for TTEC Digital was $113.7 million, a decrease of 2.3 percent compared to $116.4 million for the year ago period.

•	Income from operations was $11.4 million or 10.0 percent of revenue compared to $6.0 million or 5.2 percent of revenue in the prior year.

•	Non-GAAP income from operations was $18.4 million, or 16.1 percent of revenue compared to operating income of $15.0 million or 12.8 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2025 GAAP revenue for TTEC Engage was $399.8 million, a 4.3 percent decrease from $417.7 million for the year ago period.

•	Income from operations was $7.5 million or 1.9 percent of revenue compared to a loss from operations of $230.4 million, or negative 55.2 percent of revenue in the prior year.

•	Non-GAAP income from operations was $18.4 million, or 4.6 percent of revenue, compared to operating income of $14.6 million, or 3.5 percent of revenue in the prior year.

•	Foreign exchange had a $2.2 million positive impact on revenue and a $1.5 million positive impact on income from operations.

BUSINESS OUTLOOK

“We delivered solid performance in the second quarter and first half of the year in both segments, exceeding our plan. In TTEC Digital, we are diversifying and scaling with our new growth partners. We also remain highly focused on utilization to maximize our margins as the market shifts to more holistic data and AI solutions. In TTEC Engage, the revenue decline was less than expected and our profit optimization delivered significant improvement in our margins through the first half of the year,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “In our Engage segment, we are raising our revenue guidance due to higher growth in our embedded base and a positive foreign exchange impact on revenue compared to budgeted 2025 foreign exchange rates. We are re-iterating our full-year outlook on our profitability, noting that the foreign exchange impact versus budget is having a negative impact on Engage’s margins. We are well positioned to deliver on our financial commitments in the second half of the year but remain cautious as we navigate the dynamic global economic environment.”

TTEC Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$2,064M — $2,114M	$2,089M
Non-GAAP adjusted EBITDA	$215M — $235M	$225M
Non-GAAP adjusted EBITDA margins	10.4% — 11.1%	10.8%
Non-GAAP operating income	$154M — $174M	$164M
Non-GAAP operating income margins	7.4% — 8.2%	7.8%
Interest expense, net	($72M) — ($74M)	($73M)
Non-GAAP adjusted tax rate	39% — 43%	41%
Diluted share count	48.0M — 48.4M	48.2M
Non-GAAP earnings per a share	$0.95 — $1.20	$1.08

Engage Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$1,606M — $1,636M	$1,621M
Non-GAAP adjusted EBITDA	$151M — $163M	$157M
Non-GAAP adjusted EBITDA margins	9.4% — 10.0%	9.7%
Non-GAAP operating income	$101M — $113M	$107M
Non-GAAP operating income margins	6.3% — 6.9%	6.6%

Digital Full Year 2025 Outlook

	Full Year 2025 Guidance	Full Year 2025 Mid-Point
Revenue	$458M — $478M	$468M
Non-GAAP adjusted EBITDA	$64M — $72M	$68M
Non-GAAP adjusted EBITDA margins	13.9% — 15.0%	14.5%
Non-GAAP operating income	$53M — $61M	$57M
Non-GAAP operating income margins	11.5% — 12.7%	12.1%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2025 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Friday, August 8, 2025. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$513,571	$534,085	$1,047,799	$1,110,723

Operating Expenses:
Cost of services	399,273	417,890	813,820	871,708
Selling, general and administrative	70,654	73,726	140,691	148,301
Depreciation and amortization	22,888	25,071	45,586	50,216
Restructuring charges, net	1,116	5,095	3,112	5,344
Impairment losses	764	236,716	1,525	236,856
Total operating expenses	494,695	758,498	1,004,734	1,312,425

Income / (Loss) From Operations	18,876	(224,413)	43,065	(201,702)

Other income (expense), net	(15,312)	(18,229)	(26,940)	(38,111)

Income / (Loss) Before Income Taxes	3,564	(242,642)	16,125	(239,813)

Provision for income taxes	(10,288)	(54,126)	(19,603)	(56,455)

Net Income / (Loss)	(6,724)	(296,768)	(3,478)	(296,268)

Net (loss) / income attributable to noncontrolling interest	(1,263)	(2,771)	(3,125)	(5,576)
Net Income / (Loss) Attributable to TTEC Stockholders	$(7,987)	$(299,539)	$(6,603)	$(301,844)

Net Income / (Loss) Per Share

Basic	$(0.14)	$(6.24)	$(0.07)	$(6.24)
Diluted	$(0.14)	$(6.24)	$(0.07)	$(6.24)

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$(0.17)	$(6.30)	$(0.14)	$(6.35)
Diluted	$(0.17)	$(6.30)	$(0.14)	$(6.35)

Income / (Loss) From Operations Margin	3.7%	(42.0)%	4.1%	(18.2)%
Net Income / (Loss) Margin	(1.3)%	(55.6)%	(0.3)%	(26.7)%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	(1.6)%	(56.1)%	(0.6)%	(27.2)%
Effective Tax Rate	288.7%	(22.3)%	121.6%	(23.5)%

Weighted Average Shares Outstanding
Basic	48,064	47,564	47,918	47,498
Diluted	48,064	47,564	47,918	47,498

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
TTEC Digital	$113,746	$116,368	$221,786	$228,399
TTEC Engage	399,825	417,717	826,013	882,324
Total	$513,571	$534,085	$1,047,799	$1,110,723

Income / (Loss) From Operations
TTEC Digital	$11,409	$6,008	$17,273	$9,296
TTEC Engage	7,467	(230,421)	25,792	(210,998)
Total	$18,876	$(224,413)	$43,065	$(201,702)

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$82,559	$84,991
Accounts receivable, net	420,269	452,573
Prepaids and other current assets	101,632	92,947
Income and other tax receivables	23,253	21,785
Total current assets	627,713	652,296

Property and equipment, net	112,685	132,051
Operating lease assets	100,331	91,263
Goodwill	574,383	571,197
Other intangibles assets, net	149,548	164,808
Income and other tax receivables, long-term	20,063	31,781
Other assets	110,307	109,984

Total assets	$1,695,030	$1,753,380

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$71,623	$84,180
Accrued employee compensation and benefits	138,985	137,636
Deferred revenue	69,501	64,752
Current operating lease liabilities	34,006	33,358
Other current liabilities	41,174	34,010
Total current liabilities	355,289	353,936

Long-term liabilities:
Line of credit	882,500	975,000
Non-current operating lease liabilities	78,055	71,008
Other long-term liabilities	84,010	85,317
Total long-term liabilities	1,044,565	1,131,325

Equity:
Common stock	484	477
Additional paid in capital	426,437	420,181
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(104,149)	(132,121)
Retained earnings	540,014	546,617
Noncontrolling interest	17,290	17,865
Total equity	295,176	268,119

Total liabilities and equity	$1,695,030	$1,753,380

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(3,478)	$(296,268)
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	45,586	50,216
Amortization of contract acquisition costs	790	677
Amortization of debt issuance costs	985	985
Imputed interest expense and fair value adjustments to contingent consideration	-	(1,047)
Provision for credit losses	598	2,644
Loss on disposal of assets	597	1,252
Impairment losses	1,525	236,856
Loss on dissolution of subsidiary	-	-
Deferred income taxes	3,033	37,148
Excess tax benefit from equity-based awards	720	1,732
Equity-based compensation expense	7,301	10,916
Loss / (gain) on foreign currency derivatives	(338)	145
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	42,509	8,315
Prepaids and other assets	17,479	(10,804)
Accounts payable and accrued expenses	14,665	(996)
Deferred revenue and other liabilities	(17,671)	(8,126)
Net cash provided by operating activities	114,301	33,645

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	176	116
Purchases of property, plant and equipment	(12,587)	(27,682)
Net cash used in investing activities	(12,411)	(27,566)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(92,500)	(65,000)
Payments on other debt	(1,088)	(1,379)
Payments of contingent consideration and hold back payments to acquisitions	-	-
Dividends paid to shareholders	-	(2,847)
Payments to noncontrolling interest	(4,101)	(4,770)
Tax payments related to the issuance of restricted stock units	(1,038)	(606)
Payments of debt issuance costs	(200)	(1,100)
Net cash used in financing activities	(98,927)	(75,702)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(5,395)	(4,612)

(Decrease) in cash, cash equivalents and restricted cash	(2,432)	(74,235)
Cash, cash equivalents and restricted cash, beginning of period	84,991	173,905
Cash, cash equivalents and restricted cash, end of period	$82,559	$99,670

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$513,571	$534,085	$1,047,799	$1,110,723

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net Income / (Loss) from Operations	$18,876	$(224,413)	$43,065	$(201,702)
Restructuring charges, net	1,116	5,095	3,112	5,344
Impairment losses	764	236,716	1,525	236,856
Property costs not related to operations	-	872	(46)	1,905
Mexico VAT consulting fees	412	-	820	-
Liability related to notifications triggered by labor scheme (1)	-	(2,275)	-	(2,750)
Expenses related to non-binding offer	3,830	-	7,019	-
Equity-based compensation expenses	4,051	5,104	7,301	10,916
Amortization of purchased intangibles	7,738	8,439	15,488	16,884
Non-GAAP Income from Operations	$36,787	$29,538	$78,284	$67,453

Non-GAAP Income from Operations Margin	7.2%	5.5%	7.5%	6.1%

Depreciation and amortization	15,150	16,210	30,098	32,279
Changes in acquisition contingent consideration	-	193	-	(1,047)
Gain on property sale	(179)	-	(629)	-
Mexico VAT Recovery	(2,719)	-	(6,625)	-
Foreign SS Tax Recovery	-	(853)	-	(853)
Foreign VAT receivable writeoff	-	-	-	770
Foreign exchange loss / (gain), net	3,027	(636)	3,777	556
Other Income (expense), net	(296)	1,788	3,293	1,994
Adjusted EBITDA	$51,770	$46,240	$108,198	$101,152

Adjusted EBITDA Margin	10.1%	8.7%	10.3%	9.1%

Reconciliation of Non-GAAP EPS:

Net Income	$(6,724)	$(296,768)	$(3,478)	$(296,268)
Add: Asset impairment and restructuring charges	1,880	241,811	4,637	242,200
Add: Equity-based compensation expenses	4,051	5,104	7,301	10,916
Add: Amortization of purchased intangibles	7,738	8,439	15,488	16,884
Add: Property costs not related to operations	-	872	(46)	1,905
Add: Liability related to notifications triggered by labor scheme	-	(2,275)	-	(2,750)
Add: Foreign SS Tax Recovery	-	(853)	-	(853)
Add: Foreign VAT receivable writeoff	-	-	-	770
Add: Changes in acquisition contingent consideration	-	193	-	(1,047)
Add: Foreign VAT (inclusive of interest)	(5,266)	-	(13,089)	-
Add: Fees related to non-binding offer	3,830	-	7,019	-
Add: Gain on property sale	(179)	-	(629)	-
Add: Foreign exchange loss / (gain), net	3,027	(636)	3,777	556
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	2,198	50,748	3,200	46,942

Non-GAAP Net Income	$10,555	$6,635	$24,180	$19,255

Diluted shares outstanding	48,064	47,564	47,918	47,498

Non-GAAP EPS	$0.22	$0.14	$0.50	$0.41

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(6,724)	$(296,768)	$(3,478)	$(296,268)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,888	25,071	45,586	50,216
Other	76,545	320,971	72,193	279,697
Net cash provided by operating activities	92,709	49,274	114,301	33,645

Less - Total Cash Capital Expenditures	7,181	14,209	12,587	27,682

Free Cash Flow	$85,528	$35,065	$101,714	$5,963

(1) - For further information, please see discussion in the Risk Factors section of the 2024 Form 10-K filed on February 27, 2025.

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q2 25	Q2 24	Q2 25	Q2 24	YTD 25	YTD 24	YTD 25	YTD 24
(Loss) / Income from Operations	$7,467	$(230,421)	$11,409	$6,008	$25,792	$(210,999)	$17,273	$9,297
Restructuring charges, net	887	4,842	229	253	2,179	5,495	932	(151)
Impairment losses	567	234,205	197	2,511	1,287	234,345	239	2,511
Property costs not related to operations	-	872	-	-	(46)	1,905	-	-
Mexico VAT Consulting Fees	412	-	-	-	820	-	-	-
Expenses related to non-binding offer	2,592	-	1,238	-	5,225	-	1,794	-
Liability related to notifications triggered by labor scheme	-	(2,275)	-	-	-	(2,750)	-	-
Equity-based compensation expenses	2,417	3,264	1,634	1,840	4,440	7,047	2,861	3,869
Amortization of purchased intangibles	4,082	4,101	3,656	4,338	8,149	8,208	7,339	8,676
Non-GAAP Income from Operations	$18,424	$14,588	$18,363	$14,950	$47,846	$43,251	$30,438	$24,202

Depreciation and amortization	12,342	13,534	2,808	2,676	24,481	26,891	5,617	5,388
Changes in acquisition contingent consideration	-	193	-	-	-	(1,047)	-	-
Gain on Property Sale	(179)	-	-	-	(629)	-	-	-
Mexico VAT Recovery	(2,719)	-	-	-	(6,625)	-	-	-
Foreign VAT receivable writeoff	-	-	-	-	-	770	-	-
Foreign SS Tax Recovery	-	(853)	-	-	-	(853)	-	-
Foreign exchange loss / (gain), net	2,821	(585)	206	(51)	3,572	793	205	(238)
Other Income (expense), net	(89)	1,733	(207)	55	3,498	1,777	(205)	218
Adjusted EBITDA	$30,600	$28,610	$21,170	$17,630	$72,143	$71,582	$36,055	$29,570